UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

BIOHEART, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

(Address of principal executive offices, including zip code)

(954) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 1, 2010, Bioheart, Inc. (the “Company”) entered into a preliminary commitment with Seaside National Bank and Trust for a $980,000 loan that will be used to refinance the Company’s loan with Bank of America. The loan is subject to completion of definitive documentation and the delivery to Seaside of the certificates of deposit issued to certain independent third parties that now are held by Bank of America as collateral. For additional terms and conditions of the loan, reference should be made to the copy of the preliminary commitment for the loan, attached hereto as Exhibit 10.1.

On October 1, 2010, the Company issued a press release announcing that it entered into the preliminary commitment with Seaside National Bank regarding a loan as described above in Item 1.01.  A copy of the Press Release is filed herewith as Exhibit 99.1.

Item 9.01

Exhibits.

(d)

Exhibits

Exhibit Number	Description

10.1	Preliminary Commitment Letter, dated September 30, 2010, between the Company and Seaside National Bank & Trust, filed herewith.
99.1	Press release dated October 1, 2010, announcing entry into Preliminary Commitment with Seaside National Bank & Trust regarding a loan, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 6, 2010

BIOHEART, INC.

By: /s/Mike Tomas

Mike Tomas

Chief Executive Officer & President

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Preliminary Commitment Letter, dated September 30, 2010, between the Company and Seaside National Bank & Trust, filed herewith.
99.1	Press release dated October 1, 2010, announcing entry into Preliminary Commitment with Seaside National Bank & Trust regarding a loan, filed herewith.